EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SS. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Petrolia Energy Corporation (the “Company”) on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), Horacio Alfredo Fernandez, the Company’s Interim Chief Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

October 15, 2019

/s/ Horacio Alfredo Fernandez
Horacio Alfredo Fernandez, Interim Chief Financial Officer (Principal Financial/Accounting Officer)